SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON D. C. 20549


                            FORM 8-K


                         CURRENT REPORT






Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.


Date of Report (Date of earliest event reported)   March 14, 1997.




                    TENNEY ENGINEERING, INC.
     (Exact name of registrant as specified in its charter)



New Jersey                   1-4142                22-1323920
State or other            (Commission File       (IRS Employer
Jurisdiction of               Number)          Identification No.)
Incorporation)



                      1090 Springfield Road
                     Union, New Jersey 07083
                      (Address of Principal
                 Executive Offices)   (Zip Code)






Registrant's Telephone Number, including area code:  (908) 686-7870









Item 5  -  Events



     On March 11, 1997 the Board of Directors of Tenney Engineering, Inc. (the "Company") adopted an amendment to the Company's Certificate of Incorporation to classify outstanding Common stock, effective at the close of business April 10, 1997, as Series B Common Stock. The amendment authorizes the company to issue 40 million shares of Series B Common Stock, $.01 par value per share, and 10 million shares of Series A Common Stock, par value $.01 per share. The rights and privileges of each Series of Common Stock are set forth in the Certificate of Amendment to the Certificate of Incorporation filed as Exhibit 3 to this current report the text of which is incorporated herein by reference as if set forth at length herein. The Board of Directors also voted to distribute one share of Series A Common Stock on May 27, 1997 for each share of Series B Common Stock owned of record April 10, 1997.

     Options outstanding on April 10, 1997 to purchase Common Stock granted pursuant to the Company's 1995 Incentive Stock Option Plan were adjusted so that each option granting the right to purchase a specified number of shares of Common Stock will after April 10, 1997 grant the optionee the right to purchase the same specified number of shares of Series A Common Stock and of Series B Common Stock at the same price per unit of Series A and Series B Common Stock at which a share of Common Stock could have been purchased prior to such event.




Item 7  - Financial Statements and Exhibits

     (c)  Exhibits

          (1) Amendment to Certificate of Incorporation filed with the Secretary of State of New Jersey on March 11, 1997.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report t be signed on its behalf by the undersigned hereunto duly authorized.


                                   TENNEY ENGINEERING, INC.
                                      (Registrant)




                              By: s/Martin Pelman
                            Name:  Martin Pelman
                           Title:  Vice President, Finance/
                                     Treasurer
                                   (Principal Financial Officer)





Dated:  March 14, 1997